Exhibit 10.2

                              Energy Venture, Inc.
                                  3 Park Avenue
                            New York, New York 10016

                                                                  April 28, 2006

Harold Barson
President
ABC Funding, Inc.
9160 South 300 West
Sandy, Utah 84070

Gentlemen:

      Reference is made to that certain Stock Purchase Agreement dated as of April 3, 2006 by and among Energy Venture, Inc. and the selling stockholders named therein (the "Purchase Agreement").

      Notwithstanding anything to the contrary contained in the Purchase Agreement, this confirms that Energy Venture, Inc. ("Purchaser") hereby agrees to purchase from the Sellers, and Sellers hereby agree to sell to Purchaser, only an aggregate of 8,200,000 shares of the Common Stock of ABC Funding, Inc. held by such Sellers (the "Purchased Shares") for and in consideration of an aggregate reduced purchase price of $433,037.00.

      With respect to the shares of the Company's common stock other than the Purchased Shares that are included in the Purchase Agreement (the "Other Shares"), Sellers hereby excuse Purchaser from any obligation to acquire from Sellers the Other Shares and Purchaser hereby excuses Sellers from any obligation to sell to Purchaser the Other Shares, in each case with the understanding that the Other Shares are to be acquired by third parties directly from the appropriate selling stockholders.

      All terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                                  ENERGY VENTURE, INC.


                                                  By: /s/ Alan Gaines
                                                      --------------------------
                                                      Alan Gaines
                                                      President


/s/Harold Barson
-------------------------
Harold Barson